Exhibit 99.2

Liberty Media Corp. Announces When-Issued Trading and Trading Symbol Information in Connection with Upcoming Spin-Off

Englewood, Colo., January 08, 2013 -- Liberty Media Corporation (Nasdaq: LMCA and LMCB) (“Liberty”) has been advised by Nasdaq that, in connection with Liberty's upcoming spin-off (the “Spin-Off”) of its wholly owned subsidiary Liberty Spinco, Inc. (“Spinco”) (which, following the Spin-Off, will hold the businesses, assets and liabilities of Liberty not associated with Starz, LLC), shares of Spinco's Series A and Series B common stock will trade on a when-issued basis on the Nasdaq Global Select Market under the symbols “LMCAV” and “LMCBV,” respectively, on January 10, 2013 and January 11, 2013. Shares of Spinco common stock are expected to be issued in the Spin-Off, which will be effected through the distribution (the “Distribution”) of shares of Spinco common stock to holders of record of Liberty common stock at 5:00 p.m., New York City time, on January 10, 2013. However, because Nasdaq has established January 14, 2013 as the ex-dividend date for the Distribution, and as a result of related “due bill” trading procedures, persons acquiring shares of Liberty common stock in the market through January 11, 2013 will still receive shares of Spinco common stock in the Distribution. Liberty expects to complete the Distribution at 5:00 p.m., New York City time, on January 11, 2013. The issuance of Spinco shares and the completion of the Spin-Off are subject to certain conditions.

If the Spin-Off is completed, it is expected that Spinco's Series A and Series B common stock will trade in the regular way on the Nasdaq Global Select Market as follows:

•	Under the temporary symbols “LMCAD” and “LMCBD,” respectively, beginning on January 14, 2013.

•	Under the permanent symbols “LMCA” and “LMCB,” respectively, beginning on January 22, 2013.

Shortly prior to the Spin-Off, Liberty will change its name to “Starz” and Spinco will change its name to “Liberty Media Corporation.” As a result of these name changes and Spinco's use of the “LMCA” and “LMCB” trading symbols as described above, following the spin-off, Starz's Series A and Series B Liberty Capital common stock will begin trading under the new symbols “STRZA” and “STRZB,” respectively, on the Nasdaq Global Select Market on January 14, 2013. Prior to such time, however, Liberty's Series A and Series B Liberty Capital common stock will continue to trade under the symbols “LMCA” and “LMCB,” respectively.

About Liberty Media Corporation

Liberty Media (Nasdaq: LMCA, LMCB) owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Starz, LLC, SiriusXM, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the completion of our pending separation from Starz LLC, the trading of our respective stocks, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including our ability to complete the separation as planned and reported. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-Q and 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420